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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            SHAMROCK LOGISTICS, L.P.

         The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

1. The name of the limited partnership is Shamrock Logistics, L.P. (the "Partnership").

2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

                  Name and Address
                  of Registered Agent           Address of Registered Office
                  -------------------           ----------------------------
                  Corporation Trust Company
                  1209 Orange Street            1209 Orange Street
                  Wilmington, Delaware 19801    Wilmington, Delaware 19801

3.        The name and business address of the General Partner is as follows:

                  General Partner                Address
                  ---------------                -------
                  Shamrock Logistics GP, LLC     6000 North Loop 1604 West
                                                 San Antonio, Texas 78249

         WHEREFORE, the undersigned has executed this Certificate as of the 7th day of December, 1999.

                                    SHAMROCK LOGISTICS GP, LLC
                                    as General Partner


                                    By: /s/ Curt V. Anastasio
                                       -----------------------------------------
                                    Name:   C. V. Anastasio
                                    Title: President and Chief Operating Officer